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                                                                     EXHIBIT 21



                           SUBSIDIARIES OF THE COMPANY

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           NAME                                     STATE OR COUNTRY OF INCORPORATION
-------------------------------                     ---------------------------------

Atlantic Gas Corporation                                         Delaware
Energia Estrella del Sur, S. A. de C. V.                         Mexico
KellAir Aviation Company                                         Delaware
KellA NC Aviation Company                                        North Carolina
KeystDelawareline Services, Inc.                                 Delaware
Lavaca Realty Company                                            Delaware
Mercado Gas Services Inc.                                        Delaware
Norteno Pipeline Company                                         Delaware
PEI Power Corporation                                            Pennsylvania
PG Energy Services, Inc.                                         Pennsylvanias
Southern Transmission Company                                    Delaware
Southern Union Energy International, Inc.                        Delaware
Southern Union Financing I                                       Delaware
Southern Union International Investments, Inc.                   Delaware
Southern Union Total Energy Systems, Inc.                        Delaware
SUPro Energy Company                                             Delaware
Sygent, Inc.                                                     Delaware

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Note:   Fifteen other wholly-owned subsidiaries of Southern Union Company,
        ConTigo, Inc. (a Delaware corporation), Energy WorX, Inc. (a Delaware corporation), GUS Acquisition Corporation (a Rhode Island corporation), Honesdale Gas Company (a Pennsylvania corporation), PG Energy, Inc. (a Pennsylvania corporation), Penn Gas Development Company (a Pennsylvania corporation), Pennsylvania Energy Resources, Inc. (a Pennsylvania corporation), Southern Union Financing II (a Delaware business trust), Southern Union Financing III (a Delaware business trust), Southern Union Gas Company, Inc. (a Delaware corporation), Southern Union Gas Company, Inc. (a Texas corporation), SU Acquisition Corporation (a California corporation), SUG Acquisition Corporation (a Rhode Island corporation), Western Utilities, Inc. (a Delaware corporation) and Western Utilities, Inc. (a New Mexico corporation), conduct no business except to the extent necessary to maintain their corporate existence.